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             JWGENESIS FINANCIAL. CORP.
(Name of Registrant as Specified in its Charter)

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The Challenge:

"At JWGenesis, we have a long- standing
tradition of providing superior service to our
representatives and their clients. Our new
combination with First Union allows us to greatly
expand the products we offer our clients while
sustaining our commitment to excellent service."

- Marshall T. Leeds,
ChairmanJWGenesis Financial Corp.
The Opportunity:

"The fastest - growing part of the brokerage
industry is the independent representative
segment - an arena that has never been served
by a major integrated financial services
organization like First Union. We saw a unique
opportunity to build on the excellent foundation
created by JWGenesis and redefine the independent
brokerage business, empowering the
independent financial advisor as never before."

- David L. Monday, President
First Union Securities Independent Brokerage Group

On August 31, 2000, First Union Corporation (First Union) and JWGenesis Financial Corp. signed a definitive Agreement and Plan of Merger (the Merger Agreement) whereby First Union agreed to acquire JWGenesis Financial Corp. and its subsidiaries, including JWGenesis Financial Services, Inc. Subject to the terms and conditions of the Merger Agreement, it is expected that this merger will close on or about January 2, 2001, at which time JWGenesis Financial Services, Inc. would become a wholly-owned subsidiary of First Union and would be renamed First Union Securities Financial Network, Inc., a member of NASD and SIPC. As an Equal Opportunity Employer, we recognize the power of the individual contribution and value different perspectives.

© 2000 First Union Corporation.

FIRST UNION
Securities

Financial Network

The Result:

To America's Financial Representatives:

I am delighted to announce that in January 2001, we will officially launch the first "superpower" for independent financial representatives. First Union Securities Financial Network will combine all the advantages of being independent with all the power of First Union - which includes the nation's sixth - largest brokerage firm and sixth - largest bank holding company. Now you can compete on a basis that is second to none, with first - rate compensation, products and services.

First - for independents. The power of independence, the comfort of a national brand.

First - for payout, up to 95%. First -tier compensation for first - tier performers.

First - for research. Fundamental and technical research resources including over 130 Institutional
           Investor All -American Analysts from First Union Securities, Inc. and four other leading national research correspondents.

First - for fee- based business. A comprehensive suite of fee- based programs supported by one of the industry's top consulting departments. With top money managers, a leading mutual fund wrap platform and state- of- the- art systems.

First - for mutual funds and annuities. FundMax provides instant analysis for 10,000 funds. Our research team provides objective information to help you build winning fund and annuity portfolios.

First - for transition assistance. Our professional team makes your transition easy, so you can stay focused on your business.

First - for technology. Our technology platform provides a wealth of information- on over 20,000 stocks and mutual funds - plus financial planning tools, and client - approved research reports.

First - for trust and lending services. Seamlessly integrate these additional revenue sources.

First - for marketing assistance. Proven marketing systems - including personal brochures and websites - help grow your practice.

First - for you. Our operations and support areas never forget that you are the client.

To get the complete story, call 1- 800- 594 -3637. And put yourself first.

Sincerely,

/s/ Marshall T. Leeds

Marshall T. Leeds
Chairman & CEO Elect
First Union Securities Financial Network